Exhibit 99.3

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lauren Stein

Financial Dynamics

212-850-5650

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED
DECEMBER 31, 2005

SCHAUMBURG, Ill. – February 6, 2006 - iPCS, Inc. (OTCBB: IPCX), a Sprint PCS Affiliate of Sprint Nextel, today reported financial and operational results for its first fiscal quarter of 2006 ended December 31, 2005.  This information supplements the subscriber activity results, which the Company previously announced on January 27, 2006.

Highlights for the First Fiscal Quarter of 2006 ended December 31, 2005:

•      Total revenues of approximately $109.6 million, compared to $100.1 million in the first fiscal quarter of 2005 (quarter ended December 31, 2004) on a pro forma basis giving effect to the July 1, 2005 merger with Horizon PCS.

•      Net loss of approximately $17.2 million, or $1.03 per share, compared to $19.7 million, or $1.21 per share, on a pro forma basis in the first fiscal quarter of 2005.

•      Adjusted EBITDA of approximately $13.2 million, compared to $14.1 million on a pro forma basis in the first fiscal quarter of 2005.  Results for the most recent quarter included approximately $3.7 million in merger integration, Sprint Nextel litigation and severance expenses.

•      Capital expenditures of approximately $8.9 million, compared to $8.4 million on a pro forma basis in the first fiscal quarter of 2005.

•      As previously announced on January 27, 2006:

•      Gross activations of approximately 64,200, compared to 50,400 on a pro forma basis in the first fiscal quarter of 2005.

•      Net additions of approximately 18,900, compared to 7,300 on a pro forma basis in the first fiscal quarter of 2005.

•      Monthly churn, net of 30 day deactivations, of 2.6%, compared to 3.1% on a pro forma basis in the first fiscal quarter of 2005.

•      Ending subscribers of approximately 495,300, compared to 432,300 on a pro forma basis in the first fiscal quarter of 2005.

“This past quarter has been another period of sustained development for iPCS, as demonstrated by the subscriber growth during the quarter,” remarked Timothy M. Yager, president and CEO of the Company. “Our dedicated efforts have resulted in strong gross adds, which, on a pro forma basis for the Horizon PCS merger, translates into the Company’s largest quarterly net additions in over two and one-half years.”

“The results prove that we possess not only a strong business foundation, but the right strategic business initiatives in place to lead us forward,” concluded Mr. Yager.

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the results of the Company for the quarter ended December 31, 2004 do not include results of Horizon PCS, unless the results are presented on a pro forma basis giving effect to the merger.

Conference Call to be held tomorrow, February 7th, at 10:00am ET (9:00am CT)

The Company has scheduled a conference call for tomorrow, February 7th, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).  To listen to the call, dial 1-888-694-4769 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-582-2757.  A replay of the call will be available beginning at 3:00 p.m. Eastern Time on February 7, 2006.  To access the replay, dial 1-877-519-4471 using a pass code of 6936120.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on February 14, 2006.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of December 31, 2005, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and had approximately 495,300 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Comparability of Financial Results

The financial results of Horizon PCS are included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS was accounted for using the purchase method of accounting.  Under this method of accounting, the purchase price was allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill.  The results of iPCS prior to the merger with Horizon PCS are not comparable to its results after the merger.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•        Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•        ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•        CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•        CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses, net of stock-based compensation expense,  associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•        Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•        Licensed Pops represents the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•        Covered Pops represents the number of residents (usually expressed in millions) covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.”  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties.  A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (5) expected combination benefits from the iPCS/Horizon PCS merger may not be fully realized or realized within the expected time frame; (6) disruption from integration of the iPCS/Horizon PCS making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (7) shifts in populations or network focus; (8) changes or advances in technology; (9)

changes in Sprint’s national service plans or fee structure with iPCS; (10) changes in population or network focus; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) adverse changes in financial position, condition or results of operations; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned.  For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC.  Investors and analysts should not place undue reliance on forward-looking statements.  The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	December 31,	September 30,
	2005	2005

Assets
Current Assets:
Cash and cash equivalents	$110,837	$98,107
Investments	—	16,700
Accounts receivable, net	31,115	25,601
Receivable from Sprint	44,193	30,837
Inventories, net	3,583	3,179
Prepaid expenses	6,387	5,717
Other current assets	3,125	4,092
Total current assets	199,240	184,233
Property and equipment, net	147,254	153,504
Financing costs	9,147	9,590
Customer activation costs	1,435	1,003
Intangible assets, net	169,311	178,800
Goodwill	146,391	146,391
Other assets	435	469
Total assets	$673,213	$673,990

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,751	$4,322
Accrued expenses	26,109	33,275
Payable to Sprint	60,204	41,135
Deferred revenue	10,557	10,486
Current maturities of long-term debt and capital lease obligations	11	17
Total current liabilities	103,632	89,235
Customer activation fee revenue	1,435	1,003
Other long-term liabilities	9,104	9,112
Long-term debt and capital lease obligations, excluding current maturities	304,037	304,558
Total liabilities	418,208	403,908
Commitments and contingencies	—	—

Stockholders’ Equity:

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,656,352 and 16,635,482 shares issued and outstanding, respectively	167	166
Additional paid-in-capital	329,877	328,202
Unearned compensation	(939)	(1,372)
Accumulated deficiency	(74,100)	(56,914)
Total stockholders’ equity	255,005	270,082
Total liabilities and stockholders’ equity	$673,213	$673,990

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	For the Three Months Ended December 31, 2005	For the Three Months Ended December 31, 2004

Revenues:
Service revenue	$70,996	$38,585
Roaming revenue	36,071	15,748
Equipment and other	2,485	1,664
Total revenues	109,552	55,997
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(62,766)	(29,699)
Cost of equipment	(9,150)	(5,720)
Selling and marketing	(18,216)	(9,854)
General and administrative	(7,907)	(2,091)
Depreciation	(12,039)	(8,459)
Amortization of intangible assets	(9,489)	(3,048)
Loss on disposal of property and equipment	(182)	(13)
Total operating expenses	(119,749)	(58,884)
Operating loss	(10,197)	(2,887)
Interest income	1,104	137
Interest expense	(8,108)	(4,974)
Other income, net	15	8
Loss before benefit from income taxes	(17,186)	(7,716)
Benefit from income taxes	—	—
Net loss	$(17,186)	$(7,716)

Basic and diluted loss per share of common stock Loss available to common stockholders	$(1.03)	$(0.83)

Weighted average common shares outstanding	16,645,467	9,269,166

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

	For the Three Months Ended December 31, 2005	For the Three Months Ended December 31, 2004

Net loss	$(17,186)	$(7,716)
Net interest expense	7,004	4,837
Depreciation and amortization	21,528	11,507
Stock-based compensation expense	1,659	23
Loss on disposal of property and equipment	182	13
Adjusted EBITDA	$13,187	$8,664

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended December 31, 2005	For the Three Months Ended September 30, 2005	For the Three Months Ended December 31, 2004

Subscribers
Gross Additions	64,200	60,300	32,900
Net Additions	18,900	17,400	8,600
Total Customers	495,300	476,400	249,200
Churn	2.6%	2.7%	2.9%

Average Revenue Per User, Monthly
Including Roaming	$74	$76	$74
Without Roaming	$49	$50	$53

Cash Cost Per User , Monthly
Including Roaming	$49	$49	$44
Without Roaming	$34	$34	$31

Cost Per Gross Addition	$357	$368	$406

Licensed Pops (Millions)	15.0	15.0	7.8
Covered Pops (Millions)	11.4	11.3	5.9
Cell Sites	1,508	1,488	672

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended December 31, 2005	For the Three Months Ended September 30, 2005	For the Three Months Ended December 31, 2004

ARPU
Service revenue	$70,996	$70,191	$38,585
Roaming revenue	36,071	36,169	15,748
Total service revenue	$107,067	$106,360	$54,333
Average subscribers	485,172	467,072	244,276
Average revenue per user including roaming, monthly	$74	$76	$74
Average revenue per user without roaming, monthly	$49	$50	$53

CCPU
Cost of service and roaming	$62,766	$61,194	$29,699
plus: General and administrative expenses	7,907	6,454	2,091
less: Stock-based compensation expense	(1,451)	(711)	(18)
less: Retail equipment upgrade revenue	(582)	(518)	(468)
plus: Retail equipment cost of upgrades	2,388	2,151	1,107
Total cash costs including roaming	$71,028	$68,570	$32,411
less: Roaming expense	(22,043)	(20,923)	(9,839)
Total cash costs without roaming	$48,985	$47,647	$22,572
Average subscribers	485,172	467,072	244,276
Cash cost per user, monthly	$49	$49	$44
Cash cost per user without roaming, monthly	$34	$34	$31

CPGA
Selling and marketing	$18,216	$17,267	$9,854
less: Stock-based compensation expense	(208)	(64)	(5)
less: Equipment revenue, net of upgrade revenue	(1,857)	(2,195)	(1,092)
plus: Cost of equipment, net of cost of upgrades	6,762	7,168	4,613
Total costs of acquisition	$22,913	$22,176	$13,370
Gross adds	$64,156	60,341	32,905
Cost per gross add	$357	$368	$406

Unaudited Pro Forma Statements of Operations and Operating Metrics

The unaudited pro forma statements of operations and operating metrics for the quarter ended December 31, 2004 present the effects of the merger of Horizon PCS, Inc. and iPCS, Inc. using the purchase method of accounting assuming the merger had been completed as of the beginning of the respective period.

The pro forma statements were prepared using historical unaudited quarterly financial statements of Horizon PCS and iPCS.  Adjustments to the historical statements of operations include (i) the elimination of intercompany roaming revenue and expense, (ii) amortization of intangible assets recorded in connection with the merger, (iii) decrease in depreciation of property and equipment based on the fair value of Horizon PCS property and equipment recorded in connection with the merger, and (iv) reduction in interest expense based on fair value of Horizon PCS debt recorded in connection with the merger.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of iPCS, Inc. would have been had the merger occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operation efficiencies, synergies or other restructurings resulting from the merger.  The unaudited pro forma condensed consolidated financial information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of iPCS, Inc. and Horizon PCS, Inc.

iPCS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

For the Three Months Ended December 31, 2004

Revenues:
Service revenue	$65,864
Roaming revenue	30,991
Equipment and other	3,257
Total revenues	100,112
Operating Expenses:
Cost of service and roaming	(56,985)
Cost of equipment	(7,981)
Selling and marketing	(15,686)
General and administrative	(5,989)
Depreciation	(16,017)
Amortization of intangible assets	(9,616)
Loss on disposal of property and equipment	(13)
Total operating expenses	(112,287)
Operating loss	(12,175)
Interest income	408
Interest expense	(7,951)
Other income, net	8
Loss before benefit from income taxes	(19,710)
Benefit from income taxes	—
Net loss	$(19,710)

Pro forma basic and diluted loss per share of common stock
Loss available to common stockholders	$(1.21)

Pro forma weighted average common shares outstanding	16,231,926

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended December 31, 2004
Net loss	$(19,710)
Net interest expense	7,543
Depreciation and amortization	25,633
Stock-based compensation expense	664
Loss on disposal of property and equipment	13
Adjusted EBITDA	$14,143

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

Summary of Operating Statistics

For the Three Months Ended December 31, 2004
Subscribers
Gross Additions	50,400
Net Additions	7,300
Total Customers	432,300
Churn	3.1%

Average Revenue per User, Monthly
Including Roaming	$76
Without Roaming	$51

Cash Cost per User, Monthly
Including Roaming	$49
Without Roaming	$36

Cost per Gross Addition	$389

Licensed POPs (millions)	15.0
Covered POPs (millions)	11.3
Cell Sites	1,463

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended December 31, 2004
ARPU
Service revenue	$65,864
Roaming revenue	30,991
Total service revenue	$96,855
Average subscribers	426,843

Average revenue per user including roaming, monthly	$76
Average revenue per user without roaming, monthly	$51

CCPU
Cost of service and roaming	$56,985
plus: General and administrative expenses	5,989
less: Stock-based compensation expense	(594)
less: Retail equipment upgrade revenue	(775)
plus: Retail equipment cost of upgrades	1,616
Total cash costs including roaming	$63,221
less: Roaming expense	(17,569)
Total cash costs without roaming	$45,652
Average subscribers	426,843

Cash cost per user, monthly	$49
Cash cost per user without roaming, monthly	$36

CPGA
Selling and marketing	$15,686
less: Stock-based compensation expense	(70)
less: Equipment revenue, net of upgrade revenue	(2,378)
plus: Cost of equipment, net of cost of upgrades	6,365
Total costs of acquisition	$19,603
Gross adds	50,376

Cost per gross add	$389